                                  SCHEDULE 14A
                                 (RULE 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                            ------------------------
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             POLYCOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2000

                            ------------------------

To The Stockholders of Polycom:

    Notice is hereby given that the Annual Meeting of Stockholders of Polycom, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at the Company's facilities, 1565 Barber Lane, Milpitas, California 95035, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 175,000,000.

    3. To consider and approve an amendment to the Company's 1996 Stock Incentive Plan changing the amount and characteristics of options granted to non-employee directors under the automatic option grant program, and to ratify and approve the material terms of the Company's 1996 Stock Incentive Plan.

    4. To consider and approve an amendment to the Company's 1996 Stock Incentive Plan increasing the number of shares of Common Stock reserved for issuance thereunder from 5,625,000 to 7,625,000 shares.

    5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 24, 1999 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed. Should you receive more than one proxy because your shares are registered in different names or addresses, please sign and return each proxy to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors of
                                          Polycom, Inc.

                                          /s/ ROBERT C. HAGERTY

                                          Robert C. Hagerty
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Milpitas, California
April 7, 2000

YOUR VOTE IS IMPORTANT TO THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.

                                 POLYCOM, INC.
                                1565 BARBER LANE
                           MILPITAS, CALIFORNIA 95035

                            ------------------------

                                PROXY STATEMENT
                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Polycom, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 18, 2000 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's facilities at 1565 Barber Lane, Milpitas, CA 95035. The Company's telephone number is (408) 526-9000. These proxy solicitation materials were mailed on or about April 7, 2000, together with the Company's 1999 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Stockholders of record at the close of business on March 24, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As
of the Record Date,         shares of the Company's common stock, $0.0005 par
value (the "Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. No shares of the Company's preferred stock were outstanding as of the Record Date. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Management--Security Ownership of Management and Certain Beneficial Owners."

VOTING

    Each stockholder entitled to vote at the Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of shares of Common Stock outstanding on the Record Date, entitled to vote, present in person or represented by proxy. Under the General Corporation Law of the State of Delaware, abstentions and broker "non-votes" are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to amend the Company's 1996 Stock Incentive Plan and to ratify the appointment of auditors. The affirmative vote of a majority of the outstanding stock of the corporation entitled to vote on the matter is required to amend the Certificate of Incorporation.

    Neither abstentions nor broker "non-votes" affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker "non-votes" are not deemed to be "votes cast." As a result, while abstentions are deemed to be "votes cast" and will have the effect of votes in opposition of a given proposal, broker "non-votes" are not included in the tabulation of the voting results on issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. However, in the case of the amendment of the Certificate of Incorporation, broker "non-votes" will have the same effect as votes against the proposal since the affirmative vote of the outstanding stock of the corporation entitled to vote on the matter is required to amend the Certificate of Incorporation. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

    A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Polycom, Inc., 1565 Barber Lane, Milpitas, CA 95035, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

SOLICITATION OF PROXIES

    The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone, letter facsimile or other means of communication. No additional compensation will be paid to directors, officers and employees who participate in these communications.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    The Board of Directors has selected seven nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of March 24, 2000 are set forth in the table below. Two of the directors who were elected at the last annual meeting, Bandel Carano and John Morgridge, decided to resign from the board during 1999 and are not seeking election. Two other additional directors who were elected at the last annual meeting, Brian Hinman and James Swartz, are not seeking election for 2000. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

    The name of and certain information regarding each nominee is set forth below.

NAME                               AGE                                        POSITION
-----------------------------  -----------  -----------------------------------------------------------------------------
Robert C. Hagerty............          48   Chairman of the Board, President, and, Chief Executive Officer
Michael R. Kourey............          40   Senior Vice President, Finance and Administration, Chief Financial Officer,
                                              Secretary and Director
Betsy S. Atkins(2)...........          44   Director
John Seely Brown(2)..........          59   Director
John A. Kelley...............          50   Director
Stanley J. Meresman(1).......          53   Director
William A. Owens(1)..........          59   Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    ROBERT C. HAGERTY joined the Company in December 1996 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named the Company's Chief Executive Officer. In March 2000,
Mr. Hagerty was named the Company's Chairman of the Board of Directors. Prior to joining Polycom, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications. He also held several key management positions with Logitech, including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech's retail division and worldwide operations. In addition, Mr. Hagerty's career history includes positions as Vice President, High Performance Products for Conner Peripherals, Director of Manufacturing Operations and General Manager for Signal Corporation, and Operations Manager for Digital Equipment Corporation. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts, and an M.A. in Management from St. Mary's College of California.

    MICHAEL R. KOUREY has been a director of the Company since January 1999.
Mr. Kourey has served as Senior Vice President, Finance and Administration since January 1999 and as Chief Financial Officer of the Company since January 1995. Mr. Kourey has served as the Secretary of the Company since June 1993. He also served as Vice President, Finance and Administration from January 1995 to January 1999, as Vice President, Finance and Operations from July 1991 to January 1995 and as the Treasurer of the Company from June 1993 to March 1997. Prior to joining Polycom, he was Vice President, Operations of Verilink

Corporation. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from the University of Santa Clara.

    BETSY S. ATKINS has been a director of the Company since April 1999.
Ms. Atkins has been a private investor since August 1993. Ms. Atkins served as President and Chief Executive Officer of NCI, Inc. from 1990 to 1993. From 1989 to 1990, Ms. Atkins was Vice President of Marketing and Sales for Ascend Communications Corporation. Ms. Atkins is also a director of Ascend Communications Corporation, Paradyne Corporation, Olympic Steel, Inc., Selectica Corporation, and a number of private companies. Ms. Atkins holds a B.A. from the University of Massachusetts.

    JOHN A. KELLEY has been a director of the Company since March 2000.
Mr. Kelley has been President of Wholesale Markets for U S West since May 1998. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U S West. Prior to joining U S West, Mr. Kelley was the Area President for Mead Corporation's Zellerbach Southwest Business Unit and Vice President and General Manager for the Zellerbach Industrial Business Unit during 1991 to 1995.
Mr. Kelley is also a director of InRoads of Colorado, a non-profit mentoring program for talented, low-income students and a director of the University of Southern California Center for Telecommunications Management. Mr. Kelley holds a B.S. in business from the University of Missouri.

    JOHN SEELY BROWN has been a director of the Company since August 1999.
Mr. Brown has been the chief scientist at Xerox Corporation since 1992 and the director of its Palo Alto Research Center since 1990. In addition, Mr. Brown is a co-founder of the Institute for Research on Learning, a non-profit institute for addressing learning problems, a member of the National Academy of Education and a fellow of the American Association for Artificial Intelligence. Mr. Brown serves on the boards of General Instrument Corporation, Varian Medical Systems, FX Palo Alto Laboratories, and Corning Incorporated. Mr. Brown received a B.A. in mathematics and physics from Brown University, a M.S. in mathematics from the University of Michigan, and a Ph.D. in computer and communications sciences from the University of Michigan.

    STANLEY J. MERESMAN has been a director of the Company since January 1995. Mr. Meresman has been a private investor since August 1997. Mr. Meresman served as the Senior Vice President, Finance and Chief Financial Officer of Silicon Graphics, Inc. from May 1989 to May 1997. Prior to joining Silicon Graphics,
Mr. Meresman was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation. Mr. Meresman is also a director of GRIC Corporation and a number of private companies. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from Stanford University.

    WILLIAM A. OWENS has been a director of the Company since August 1999.
Mr. Owens has been Co-Chief Executive Officer of Teledesic LLC, a satellite communications company, since February 1999 and Vice Chairman since 1998. He is also the Chairman and Chief Executive Officer of the affiliated Teledesic Holdings Ltd. From 1996 to 1998, Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation
(SAIC), an information technology systems integrator. From 1994 to 1996, he was Vice Chairman of the Joint Chiefs of Staff. Mr. Owens holds a B.A. in mathematics from the U.S. Naval Academy, bachelor's and master's degrees in politics, philosophy, and economics from Oxford University, and a master's in management from George Washington University.

    There are no family relationships among any of the directors or executive officers of the Company. The Company's bylaws authorize the Board of Directors to fix the number of directors by resolution. The Company currently has authorized nine directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board of Directors.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The seven candidates receiving the highest number of affirmative votes of the shares represented in person or by proxy and voting on this particular matter at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been elected and qualified.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                 FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

BOARD AND COMMITTEES MEETINGS

    During the fiscal year ended January 2, 2000, the Board of Directors held six meetings. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he served during the past fiscal year. The Board of Directors of the Company has two standing committees: an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

    The Audit Committee, which currently consists of Messrs. Meresman and Owens, is responsible for reviewing internal auditing procedures, the adequacy of internal controls, and the results and scope of the audit and other services provided by the Company's independent accountants. The Audit Committee held five meetings during the last fiscal year.

    The Compensation Committee, which currently consists of Ms. Atkins and Mr. Brown, is primarily responsible for reviewing and approving the Company's general compensation policies and establishing salaries, incentives and other forms of compensation for the Company's executive officers and other employees of the Company. The Compensation Committee also has the exclusive authority to administer the Company's 1996 Stock Incentive Plan and make option grants thereunder, and administers the other benefit plans of the Company. The Compensation Committee held four meetings during the last fiscal year.

COMPENSATION OF DIRECTORS

    The Company has not in the past paid cash compensation to its employee directors. From January 1999 through July 1999, each non-employee director received $2,500 for each attended meeting of the Board of Directors and $2,500 for each attended Board committee meeting, plus all expenses associated with attendance at such meetings, as their sole cash compensation. Since August 1999, the Company has not paid any cash compensation to non-employee directors, other than for reimbursement of meeting expenses, if any. In fiscal 2000, the Company will not pay cash compensation to its directors except for reimbursement of expenses.

    In addition, non-employee members of the Board of Directors are eligible to receive periodic option grants under the Automatic Option Grant program under the Company's 1996 Stock Incentive Plan. During fiscal 1999, non-employee directors received the following stock option grants:

NAME                                                            SHARES      EXERCISE PRICE      VESTING       TERM
-------------------------------------------------------------  ---------  ------------------  ------------  ---------
Betsy S. Atkins..............................................      9,375  $25.00 to $32.00    Immediate     2 yrs.
                                                                   7,500  $43.00              5/18/00       5 yrs.

John Seely Brown.............................................      3,750  $33.00              Immediate     2 yrs.
                                                                  11,250  $43.00              5/18/00       5 yrs.

Bandel Carano................................................      3,750  $25.13              Immediate     2 yrs.

Stanley J. Meresman..........................................      7,500  $25.13 to $32.00    Immediate     2 yrs.
                                                                   7,500  $43.00              5/18/00       5 yrs.

John P. Morgridge............................................      7,500  $25.13 to $32.00    Immediate     2 yrs.
                                                                   7,500  $43.00              5/18/00       5 yrs.

William A. Owens.............................................      3,750  $33.00              Immediate     2 yrs.
                                                                  11,250  $43.00              5/18/00       5 yrs.

James R. Swartz..............................................      7,500  $25.13 to $32.00    Immediate     2 yrs.
                                                                   7,500  $43.00              5/18/00       5 yrs.

    Messrs. Carano and Morgridge resigned from the Board effective July 23, 1999 and November 27, 1999, respectively.

                                  PROPOSAL TWO
           APPROVAL OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 175,000,000 (the "Amendment"). Accordingly, the Board of Directors has unanimously approved the Amendment and hereby solicits the approval of the Company's stockholders of the Amendment. If the Amendment is adopted by the stockholders, it will become effective upon filing of an Amended and Restated Certificate of Incorporation on behalf of the Company in substantially the form attached hereto Exhibit A, with the Secretary of State of the State of Delaware.

    As of March 24, 2000, the Company has 50,000,000 authorized shares of Common
Stock. Of this authorized number,     shares were outstanding and     shares
were reserved for issuance under the Company's equity compensation plans,
leaving     shares unreserved, unissued, and available for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of the proposal to authorize additional shares of Common Stock is to provide the Company with the flexibility to issue Common Stock for a variety of proper corporate purposes which the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or Nasdaq rule. These purposes include, among other things, raising equity capital, adopting additional equity incentive plans or reserving additional shares for issuance under such plans, making acquisitions through the use of stock and declaring stock splits in the form of stock dividends or distributions. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action. The Board of Directors has no present agreement, arrangement or intention to issue any of the additional shares for which approval is sought. However, if these situations were to arise, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share and a stockholder's percentage voting power in the Company.

    The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company without further action by the stockholders (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer). The Company is not presently aware of any pending or proposed transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock will be required to approve this Amendment to the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL THREE
      AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO CHANGE THE AMOUNT AND CHARACTERISTICS OF OPTIONS GRANTED TO NON-EMPLOYEE MEMBERS OF THE BOARD
             OF DIRECTORS UNDER THE AUTOMATIC OPTION GRANT PROGRAM

    Since 1996, the Company has provided stock options as an incentive to its non-employee members of the Board of Directors. In light of competition among companies for directors with appropriate experience, the purpose of the amendment is to attract the best available personnel for service as outside directors of the Company and to provide additional incentive to the outside directors to encourage their continued service on the Board.

PROPOSED AMENDMENT

    In February 2000, the Company's Board of Directors, subject to stockholder approval, adopted an amendment to the automatic option grant program under the Company's 1996 Stock Incentive Plan (the "1996 Plan") to provide, (i) that all non-employee directors of the Company will be granted stock options, on the date of each annual meeting of the Company's stockholders (beginning in 2000), for 15,000 shares of Company common stock (with the number of shares adjusted for any changes in capitalization effected without receipt of consideration to the Company, such as stock splits), with an exercise price equal to 100% of the fair market value on the date of grant, which options shall vest 100% on the anniversary of the date of grant, subject to the non-employee director remaining a member of the Board on such date, and with a five-year term (or a lesser term upon the termination of Board membership, as specified in the 1996 Stock Incentive Plan), and (ii) that all non-employee directors of the Company are hereby granted, as of the date they first join the Board, a stock option covering 15,000 shares of Company common stock, with an exercise price equal to 100% of the fair market value on the date of grant, which options shall vest 50% upon the first anniversary of the date of grant, and 50% upon the second anniversary of the date of grant subject to the non-employees remaining a member of the Board on each such date, and with a term ending on the fifth anniversary of the date of grant.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the outstanding shares of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the Automatic Option Grant Program under the 1996 Plan. The effect of an abstention is the same as a vote against approval of the amendment. Should such stockholder approval not be obtained, then the 1996 Plan will remain unchanged, and option grants and direct stock issuances will continue to be made pursuant to the provisions of the 1996 Plan in effect prior to the amendments summarized in this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE AUTOMATIC
           OPTION GRANT PROGRAM UNDER THE 1996 STOCK INCENTIVE PLAN.

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

    The following is a summary of the principal features of the 1996 Plan. However, the summary does not purport to be a complete description of all the provisions of the 1996 Plan, which in its current form is filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-43059).

EQUITY INCENTIVE PROGRAMS

    The 1996 Plan contains three (3) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program, and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The 1996 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1996 Plan) to authorize option grants and direct stock issuances under the 1996 Plan. Pursuant to provisions in the 1996 Plan, the Board may appoint a Secondary Committee of one or more Board members, including employee directors, to authorize option grants and direct stock issuances to eligible persons other than Board members and executive officers subject to the short-swing liability provisions of the federal securities laws. In April 1999, the Board appointed such a Secondary Committee composed of Michael Kourey to grant options, in amounts pre-approved by the Board, to newly hired employees other than executive officers. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program. Options granted through either the Discretionary or Automatic Option Grant Program do not give the holder of the options any shareholder rights until such person has exercised the option, paid the exercise price and become a holder of record of the purchased shares. In connection with the 1996 Plan, the Company has adopted subplans to allow for the grant of options to employees, consultants and directors in the Company's subsidiaries in the United Kingdom and the Netherlands.

SHARE RESERVE

    A total of 5,625,000 shares of Common Stock has been reserved for issuance over the term of the 1996 Plan. However, Proposal Four, if approved, will raise the number of shares reserved to 7,625,000 shares. Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 1996 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 1996 Plan. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the original option exercise or direct issue price paid per share will also be added back to the share reserve and will accordingly be available for subsequent issuance under the 1996 Plan. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1996 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options and direct stock issuances under the 1996 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each continuing non-employee Board member, and
(iv) the number and class of securities and the exercise price per share in effect under each outstanding option.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") places limits on the deductibility for federal income tax purposes on compensation paid to certain executive officers of the Company. In order to qualify the compensation income associated with options granted to such persons as "performance-based" compensation under Section 162(m) of the Code, thereby preserving the Company's ability to deduct such compensation income, the 1996 Plan provides that in no event may any one participant in the 1996 Plan be granted stock options, separately exercisable stock appreciation rights, and direct stock issuances for more than 300,000 shares in the aggregate per calendar year under the 1996 Plan.

ELIGIBILITY

    Employees of the Company or any parent or subsidiary, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

    As of March 24, 2000, seven executive officers, six non-employee Board members and approximately 400 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the six non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

DISCRETIONARY OPTION GRANT PROGRAM

    Options granted under the Discretionary Option Grant Program must have an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option can have a term in excess of ten years.

    Since December 1998, granted options generally become vested and exercisable in a series of installments over four years so long as the optionees remain in service to the Company. Prior to December 1998, granted options generally became vested and exercisable in a series of installments over five years so long as the optionees remained in service to the Company. Periodically, the Company grants options to all employees below a certain management level as a special incentive to retain them and/or as a special reward for past performance. These options generally vest and become exercisable fully within one year so long as the employee remains employed with the Company. During October 1998 and January 2000, the Company rewarded each employee below the director management level with such an option grant of 500 shares and 250 shares, respectively.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator has complete discretion to establish the vesting schedule to be in effect for any such unvested shares and, in certain circumstances, may cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

    CANCELLATION AND REGRANT OF OPTIONS. The Plan Administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plan) and to issue replacement options with an exercise price based on the fair market price of Common Stock at the time of the new grant. However, any repricing of stock options, effected either by reducing the exercise price of outstanding options or canceling outstanding options and granting replacement options with a lower exercise price, shall require the approval of the holders of a majority of the Company's voting shares.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

    TANDEM STOCK APPRECIATION rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    LIMITED STOCK APPRECIATION rights may be provided to one or more non-employee Board members or officers of the Company as part of their option grants. Any option with such limited stock appreciation rights may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in connection with the tender offer over (b) the exercise price payable for such share.

AUTOMATIC OPTION GRANT PROGRAM

    On every Annual Meeting on or prior to January 26, 1999, each non-employee Board member was granted a non-statutory option to purchase 5,000 shares of the Company's Common Stock, provided the individual had served as a non-employee Board member for at least six (6) months; except that prior to the 1998 Annual Meeting, such option was to purchase 4,000, not 5,000 shares. Each of these options granted prior to January 26, 1999 has a term of ten (10) years from its date of grant. Any shares purchased under these options will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The options dated during this period vest in two successive equal annual installments over the optionee's period of continued service as a Board member, with the first such installment to vest upon the optionee's completion of one year of Board service measured from the grant date.

    On every Annual Meeting after January 26, 1999 and before October 26, 1999, each non-employee Board member was granted a non-statutory option to purchase 15,000 shares (3,750 was granted each quarter). Each of these options granted after January 26, 1999 and before October 26, 1999 has a term of two (2) years from its grant date. The options dated during this period shall be fully vested and immediately exercisable on the grant date.

    On October 26, 1999 each non-employee Board member was granted a non-statutory option to purchase a number of shares of Common Stock equal to (x) 15,000 minus (y) the number of shares of Common Stock options granted to such individual since the prior Annual Stockholders Meeting and including the grant at such meeting ("Interim Option"). Each of these options granted on October 26, 1999 has a term of five (5) years from the date of the 1999 Annual Shareholders Meeting. The options dated during this period shall vest and become exercisable on the first anniversary of the 1999 Annual Shareholders Meeting, provided the Optionee remains a Board member on such date.

    If Proposal Three is adopted, in every Annual Meeting after October 26, 1999, each individual who is serving as a non-employee Board member is automatically granted an automatic non-statutory option to purchase an amount equal to 15,000 shares of the Company's Common Stock (a "Recurring Grant"). There is no limit on the number of such Recurring Grants that any one non-employee Board member may receive over his or her period of Board service. Each Recurring Grant has an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of five (5) years measured from the grant date, subject to earlier termination. Each Recurring Grant shall vest and become exercisable on the first anniversary of their grant date, provided the Optionee remains a Board member on such date.

    Each non-employee Board member on the Underwriting Date or elected to the Board before January 26, 1999 was granted, on such date, a non-statutory option to purchase 20,000 shares of Common Stock ("Initial Grant"), except that prior to the 1998 Annual Meeting, such Initial Grant was for 16,000 shares instead of 20,000. This grant was automatic provided such individual had not previously been in the Company's employ and had not received a prior stock option grant from the Corporation. After January 26, 1999, no more Initial Grants were be made. Current non-employee members of the Board will continue to hold and vest in their Initial Grants pursuant to the original terms of such grants. Proposal Three, if adopted by the Stockholders, will reinstate the Initial Grants in an amount equal to 15,000 shares.

    Should the optionee cease to serve as a Board member, the optionee generally has until the earlier of (i) the twelve month period following such cessation of service or (ii) the expiration date of the option term, in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service. Under the existing plan, the shares subject to each automatic option grant immediately vest in full upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock, each option may be surrendered to the Company for a cash payment in an amount equal to the excess of the highest price per share of Common Stock paid in connection with such tender offer over the per share exercise price multiplied by the number of shares subject to such option.

    Proposal Three, if approved by the stockholders, will (i) provide that all non-employee directors of the Company will be granted stock options, on the date of each annual meeting of the Company's stockholders (beginning in 2000), covering 15,000 shares of Company common stock, such options to vest in full after one year, subject to the non-employee director remaining a member of the Board on such date, and with a five-year term (or a lesser term upon the termination of Board membership, as specified in the 1996 Stock Incentive Plan), and (ii) that all non-employee directors of the Company are granted, as of the date they first join the Board, a stock option covering 15,000 shares of Company common stock, vesting 50% upon the first anniversary of the date of grant and 50% upon the second anniversary of the date of grant, subject to the non-employees remaining a member of the Board on each such date, and with a term ending on the fifth anniversary of the date of grant.

STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value on the issuance date, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. However, the Participant has full stockholder rights with respect to any shares of Common Stock issued under the Stock Issuance Program, whether or not the interest in those shares is vested. The Plan Administrator also has the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

    Upon cessation of service, any unvested shares of Common Stock issued under the Stock Issuance Program shall be immediately surrendered to the Corporation for cancellation. However, the Plan Administrator may, in its discretion, waive the surrender and cancellation of one or more unvested shares of Common Stock.

CHANGE OF CONTROL PROVISIONS

    In the event that the Company is acquired by merger or asset sale, the vesting of each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation, including options held by the Company's executive officers, will automatically accelerate in full, and all unvested shares issued under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration of vesting, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a change in control of the Company other than by merger or asset sale (whether such change of control is by successful tender offer for more than 50% of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares issued under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

    The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and
(ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will generally recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose in the notes to the Company's financial statements the fair value of options granted under the 1996 Plan and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value of such options had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on December 31, 2005.

PLAN BENEFITS

    If the amendment to the Automatic Option Grant Program under the 1996 Stock Incentive Plan is approved, each non-employee Board member will receive an annual grant of options to purchase an aggregate of 15,000 shares of the Common Stock of the Company and each future non-employee Board member will receive a grant of 15,000 shares upon first joining the Board. Assuming the current nominees to the Company's Board of Directors are elected by the stockholders at the Annual Meeting, the aggregate number of stock options to be granted to the non-employee Board members as a group in the fiscal year ending December 31, 2000 pursuant to the Automatic Option Grant Program will be 75,000. The Company cannot currently determine the number of shares for which options will be granted in the future to all executive officers as a group or all employees (including current officers who are not executive officers) as a group. However, see "MANAGEMENT--Option Grants in Last Fiscal Year" for the number of stock options granted to the officers named in the Summary Compensation Table in the last fiscal year. In the fiscal year ended January 2, 2000, options to purchase an aggregate of 475,000 shares of Common Stock of the Company were granted to executive officers as a group at a weighted average exercise price of approximately $34.94, and options to purchase an aggregate of 1,250,784 shares of Common Stock of the Company were granted to all employees (including current officers who are not executive officers) as a group at a weighted average exercise price of approximately $33.48.

                                 PROPOSAL FOUR
           AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN TO INCREASE THE
               NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

    Since 1991, the Company has provided stock options as an incentive to its employees to promote increased stockholder value. Management believes that stock options are one of the prime ways to attract and retain key personnel responsible for the continued development and growth of the Company's business, and to motivate all employees to increase stockholder value. In addition, stock options are considered a competitive necessity in the high technology industries in which the Company competes.

    The Company currently grants options to all employees upon initial hire, and periodically to key employees or in recognition of achievement of certain performance criteria. In the recent fiscal year, the Company experienced revenue growth from $116.9 million in fiscal 1998 to $200.1 million in fiscal 1999. Critical hires were made in all functional areas. Consequently, the number of employees during fiscal 1999 grew from 243 to 362 at fiscal year end. In addition, during October 1998 and January 2000, the Company rewarded each employee below the director management level with a special option grant of 500 shares and 250 shares, respectively.

    As a result of the increase in number of employees during fiscal 1999 and the desire to give further incentive to and retain current employees and officers in today's highly competitive and tight labor market, options to purchase 1,715,270 shares were granted from the 1996 Plan and consequently as of December 31, 1999, there were 353,200 shares available for issuance under the 1996 Plan, not including the 2,000,000 shares subject to shareholder approval at this Annual Meeting.

    As of March 15, 2000, 112,162 shares are available for issuance under the 1996 Plan, not including the 2,000,000 shares subject to shareholder approval at this Annual Meeting, and 4,266,117 option shares are outstanding that were issued under the 1996 Plan and the assumed stock option plans of ViaVideo Communications, Inc. and Atlas Communication Engines, Inc.

PROPOSED AMENDMENT

    In February 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1996 Plan to increase the number of shares reserved for issuance thereunder from 5,625,000 to 7,625,000 shares. Stockholders are being asked at the Annual Meeting to approve the increase in shares reserved under the 1996 Plan.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of a majority of the outstanding shares of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the 1996 Plan. The effect of an abstention is the same as a vote against approval of the amendments to the 1996 Plan. Should such stockholder approval not be obtained, then the 1996 Plan will remain unchanged, and option grants and direct stock issuances will continue to be made pursuant to the 1996 Plan in effect until there are no remaining shares available for issuance pursuant to the 1996 Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE
 1996 STOCK INCENTIVE PLAN INCREASING THE NUMBER OF SHARES RESERVED THEREUNDER.

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

    For a description of the 1996 Stock Option Plan, please see "Proposal Three--Amendment To The 1996 Stock Incentive Plan To Change the Amount and Characteristics of Options Granted To Non-Employee Members Of The Board Of Directors Under the Automatic Option Grant Program--Description of the 1996 Stock Incentive Plan" beginning on page [ ].

                                 PROPOSAL FIVE
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

    The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. The effect of an abstention is the same as a vote against the ratification of the appointment of the independent accountants. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors. The Board of Directors may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP, AS INDEPENDENT ACCOUNTANTS
            FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2000.

                                   MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 24, 2000 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors;
(iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table on page [__] hereof; and (iv) all directors and executive officers of the Company as a group.

                                                                                            SHARES       PERCENTAGE
                                                                                          BENEFICIALLY  BENEFICIALLY
5% STOCKHOLDERS, DIRECTORS AND OFFICERS(1)                                                 OWNED(2)       OWNED(2)
----------------------------------------------------------------------------------------  -----------  ---------------
PRINCIPAL STOCKHOLDERS
Pilgrim Baxter & Associates, Ltd.(3)....................................................   2,637,350            7.5%
FMR Corp.(4)............................................................................   2,399,600            6.8%
Minnesota Mining and Manufacturing Company(5)...........................................   2,000,000            5.7%
Amvescap PLC(6).........................................................................   1,946,500            5.5%

DIRECTORS
Betsy S. Atkins(7)......................................................................      17,875              *
John Seely Brown(8).....................................................................      15,000              *
Brian L. Hinman(9)......................................................................     170,817              *
John A. Kelley..........................................................................          --              *
Stanley J. Meresman(10).................................................................      24,500              *
William A. Owens(11)....................................................................      15,000              *
James R. Swartz(12).....................................................................      88,006              *

NAMED EXECUTIVE OFFICERS
Dale A. Bastian(13).....................................................................      20,345              *
Alan D. Hagedorn(14)....................................................................      71,763              *
Robert C. Hagerty(15)...................................................................      88,832              *
Michael R. Kourey(16)...................................................................     180,753              *
Craig B. Malloy(17).....................................................................     196,624              *

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (13 persons)(18)......................................................................   1,014,764            2.9%

------------------------

   * Less than 1%

 (1) Unless otherwise indicated, the address for each listed stockholder is c/o Polycom, Inc., 1565 Barber Lane, Milpitas, California 95035.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 24, 2000 are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) The address of Pilgrim Baxter & Associates, Ltd. Is 825 Duportail Road, Wayne, PA 19087.

 (4) The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (5) The address of Minnesota Mining and Manufacturing Company is 3M Center, Building 224-5S-28, St. Paul, MN 55144.

 (6) The address of Amvescap PLC is 1315 Peachtree St. N.E., Atlanta, GA 30309. Amvescap PLC, a parent holding company, holds the securities through its subsidiaries AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Funds Group, Inc. and INVESCO
     Management & Research, Inc.

 (7) Includes 7,500 shares owned by Ms. Atkins in the form of immediately exercisable options.

 (8) Includes 15,000 shares owned by Dr. Brown in the form of immediately exercisable options.

 (9) Includes 6,667 shares owned by Mr. Hinman in the form of immediately exercisable options.

 (10) Includes 24,000 shares owned by Mr. Meresman in the form of immediately exercisable options.

 (11) Includes 15,000 shares owned by Mr. Owens in the form of immediately exercisable options.

 (12) Includes 40,000 shares owned by Mr. Swartz in the form of immediately exercisable options.

 (13) Includes 7,500 shares owned by Mr. Bastian in the form of immediately exercisable options.

 (14) Includes 23,540 shares owned by Mr. Hagedorn in the form of immediately exercisable options.

 (15) Includes 67,535 shares owned by Mr. Hagerty in the form of immediately exercisable options. Mr. Hagerty is also a director of the Company.

 (16) Includes 119,423 shares owned by Mr. Kourey in the form of immediately exercisable options. Mr. Kourey is also a director of the Company.

 (17) Includes 74,573 unvested shares owned by Mr. Malloy that are subject to a repurchase right of the Company that lapses over time.

 (18) Includes options to purchase 407,664 shares of common stock, and 74,573 shares of unvested common stock. Unvested shares are subject to a repurchase right of the Company that lapses over time.

EXECUTIVE OFFICER COMPENSATION

    The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last three fiscal years. The individuals in the table will be collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                                                        -------------
                                                                  ANNUAL COMPENSATION      AWARDS
                                                                                        -------------
                                                                  --------------------   SECURITIES      ALL OTHER
                                                                               BONUS     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR     SALARY($)   ($)(1)     OPTIONS (#)      ($)(2)
-----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Robert C. Hagerty....................................       1999    272,404    141,650      200,000         13,428
  Chairman of the Board, President, and                     1998    194,346    167,428      200,000          4,721
  Chief Executive Officer                                   1997    159,539         --      300,000          4,254
Michael R. Kourey....................................       1999    223,789     93,096           --         23,089(3)
  Senior Vice President, Finance and                        1998    189,279    115,933       75,000         18,312(3)
  Administration and Chief Financial Officer                1997    186,029         --      200,000         15,012(3)
Craig B. Malloy(4)...................................       1999    179,391     98,665      200,000          9,431
  Senior Vice President / General Manager                   1998    152,361     97,131           --          4,683
  Videoconferencing                                         1997    129,095         --           --          5,519
Alan D. Hagedorn.....................................       1999    174,481     79,389           --          8,792
  Senior Vice President, Manufacturing                      1998    145,808     79,097       50,000          4,544
                                                            1997    130,000         --           --          4,094
Dale A. Bastian(5)...................................       1999    194,308     93,377       75,000         12,566
  Senior Vice President, Worldwide Sales                    1998    173,558    139,503           --          4,697
  and Service                                               1997     71,923         --      150,000         61,736(6)

------------------------

(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2) Includes health, life, dental, vision and disability insurance premiums paid by the Company pursuant to employee benefit programs available to all employees. Also includes tax return preparation services for 1999.

(3) Includes imputed interest of 5.44% on Mr. Kourey's interest free loan issued by the Company in 1997. The loan was paid in full in September 1999.

(4) Mr. Malloy joined the Company in January 1998. Compensation amounts for previous years reflect the compensation he received while employed at ViaVideo Communications, Inc. prior to its merger with the Company.
    Mr. Malloy joined Via Video in September 1996.

(5) Mr. Bastian joined the Company in July 1997.

(6) Includes $60,000 of relocation assistance paid to Mr. Bastian.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table shows, as to each of the Named Executive Officers, information concerning stock options granted during the fiscal year ended January 2, 2000. No stock appreciation rights were granted to the Named Executive Officers during such fiscal year.

                          OPTION GRANTS IN FISCAL 1999

                                                                                           POTENTIAL REALIZABLE VALUE
                                                     INDIVIDUAL GRANTS                                 AT
                                  -------------------------------------------------------    ASSUMED ANNUAL RATES OF
                                   NUMBER OF     PERCENT OF                                 STOCK PRICE APPRECIATION
                                  SECURITIES    TOTAL OPTIONS                                          FOR
                                  UNDERLYING     GRANTED TO                                      OPTION TERM(5)
                                    OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION    ---------------------------
NAME                              GRANTED(1)   FISCAL YEAR(2)    PRICE(3)      DATE(4)          5%            10%
--------------------------------  -----------  ---------------  ----------  -------------  ------------  -------------
Robert C. Hagerty...............     200,000           11.6%    $  34.9375         7/09    $  4,394,401  $  11,136,275
Michael R. Kourey...............          --             --             --           --              --             --
Craig B. Malloy.................     200,000           11.6%    $  34.9375         7/09    $  4,394,401  $  11,136,275
Alan D. Hagedorn................          --             --             --           --              --             --
Dale A. Bastian.................      75,000            4.3%    $  34.9375         7/09    $  1,647,900  $   4,176,103

------------------------

(1) All options in this table are incentive stock options to extent permissible by IRS limitations with the remainder being non-qualified options, were granted under the 1996 Stock Incentive Plan, and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms (subject to earlier termination upon the optionee's cessation of service) and vest over a four-year period at the rate of one-fourth at the end of one year from the date of grant and 1/36th each month thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale (unless the Company's repurchase right with respect to the unvested shares is to be assigned to the acquiring entity or the option is to be assumed by such entity).

(2) The Company granted options to purchase a total of 1,724,784 shares of Common Stock to employees in fiscal 1999 including those granted under the Atlas Communication Engines, Inc. 1996 Stock Option Plan.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(5) Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of approximately 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, for each of the Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended January 2, 2000 and the number of shares subject to exercisable stock options as of January 2, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1999 (the last trading day of fiscal 1999) which was $63.6875 per share.

   AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL 1999 YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                   SHARES       VALUE     OPTIONS AT FISCAL YEAR END        FISCAL YEAR END
                                ACQUIRED ON    REALIZED   --------------------------  ---------------------------
NAME                            EXERCISE (#)     ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  ------------  ----------  -----------  -------------  ------------  -------------
Robert C. Hagerty.............      125,797    3,621,415      50,870        448,333   $  2,986,774  $  20,410,606
Michael R. Kourey.............       32,137    1,253,686     164,946        184,584   $  9,438,572  $  10,107,175
Craig B. Malloy...............           --           --          --        200,000             --  $   5,750,000
Alan D. Hagedorn..............       30,000    1,168,125      47,000         83,000   $  2,525,012  $   4,236,325
Dale A. Bastian...............       57,499    1,399,978       5,001        152,500   $    292,246  $   6,685,156

CERTAIN TRANSACTIONS

    In 1997, the Company issued a $250,000 interest free loan to Michael R. Kourey, Vice President, Finance and Administration and Chief Financial Officer. The loan was due in March, 2002, or within four months of Mr. Kourey's resignation from the Company, if earlier. The Company has previously made loans for an aggregate of $12,000 to Mr. Kourey bearing a weighted average interest rate of 7.29%. The loans were secured by 17,900 shares of Common Stock of the Company owned by Mr. Kourey. Mr. Kourey paid the loan in full in September 1999, and no balance is outstanding as of December 31, 1999.

    In 1998, the Company issued a $250,000 loan to Craig B. Malloy, Vice President and General Manager, Videoconferencing. The loan was due in April 1999 and bore interest at an annual rate of 5.44%. The loan was secured by 25,000 shares of common stock of the Company owned by Mr. Malloy. Mr. Malloy repaid the loan in full in March 1999, and no balance is outstanding as of December 31, 1999.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors consists of directors Betsy S. Atkins and John Seely Brown, neither of whom is an employee or officer of the Company. The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and the other executive officers and key employees, subject to ratification by the Board. The Compensation Committee also administers the Company's 1996 Stock Incentive Plan and approves stock option grants for all executive officers and other key employees.

GENERAL COMPENSATION POLICY

    The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results, individual contributions and a measure of customer satisfaction. Within this overall philosophy, the Committee's objectives are to:

    1. Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies and other selected companies with which the Company competes for executive talent.

    2. Provide annual variable incentive awards that take into account the Company's overall financial performance relative to corporate objectives and the performance of the peer group companies and that are also based on individual contributions.

    3. Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

COMPENSATION PROCESS AND COMPONENTS

    The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department, utilizing executive compensation data drawn from a nationally recognized survey of similarly sized technology companies (the "Peer Companies"). A significant number of the Peer Companies are listed in the Hambrecht & Quist Technology Index, included in the Performance Graph for this Proxy Statement (see "Comparison of Stockholder Return"). Certain companies not included in this Index were also taken into account as Peer Companies because the Company competes for executive talent with those firms. The positions of the Company's Chief Executive Officer and other executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the Peer Companies' practices concerning stock option grants were reviewed and compared.

    The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

    BASE SALARY. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

    VARIABLE INCENTIVE AWARDS. To reinforce the importance of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool set aside for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and a range for the executive's contribution. The incentive plan requires a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies. In fiscal 1999, the Company met many of its performance targets. Consequently the variable incentive awards were accrued in 1999 and paid out in February 2000.

    LONG-TERM, EQUITY-BASED INCENTIVE AWARDS. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

    During fiscal 1999, the Committee made option grants to Messrs. Hagerty, Malloy, and Bastian under the Company's 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Generally, each option granted under the 1996 Stock Incentive Plan vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

    CHIEF EXECUTIVE OFFICER COMPENSATION.  The annual base salary for
Mr. Hagerty for the 1999 fiscal year was based on an evaluation of his personal performance and the salary levels paid to chief executive officers of the Peer Companies. Mr. Hagerty's 1999 fiscal year incentive compensation was based on the actual financial performance of the Company relative to corporate objectives. Mr. Hagerty's incentive compensation provided no dollar guarantees.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers to the extent that compensation exceeds one million dollars per officer in any one year. This limitation will apply to all compensation which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

    The cash compensation paid to the Company's executive officers during fiscal 1999 did not exceed the one million dollar limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 2000 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the one million dollar limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one million dollar level.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph (set forth below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                                          THE COMPENSATION COMMITTEE
                                          Betsy S. Atkins
                                          John Seely Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee was formed in January 1995 and is currently composed of Ms. Atkins and Mr. Brown. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has agreed to pay certain Named Executive Officers severance pay in the event that they are terminated without cause or in certain other specified circumstances. The amount of such severance payment is the executive's salary and benefits for a period of three to six months. In addition, pursuant to the merger with ViaVideo Communications, Inc., the Company entered into a three-year employment contract with Mr. Malloy, Vice President and General Manager, Videoconferencing. In the event Mr. Malloy is terminated without "good cause," the Company has agreed to pay him severance in an amount equal to what would have been paid to him in salary over the remaining balance of the three-year term up to a maximum of eighteen months.

COMPARISON OF STOCKHOLDER RETURN(1)

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq National Stock Market Index and the Hambrecht & Quist Technology Index. The graph covers the period from April 29, 1996, the date the Company's initial public offering commenced, through the fiscal year ended January 2, 2000.

    The graph assumes that $100 was invested on April 29, 1996 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

                    COMPANY STOCK PRICE PERFORMANCE GRAPH(1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            POLYCOM, INC.      NASDAQ INDEX        H&Q TECHNOLOGY
4/96                   $100               $100                   $100
6/96                    $78               $100                    $94
9/96                    $68               $103                   $100
12/96                   $51               $108                   $107
3/97                    $44               $103                   $102
6/97                    $58               $121                   $123
9/97                    $60               $142                   $149
12/97                   $57               $133                   $126
3/98                   $115               $156                   $152
6/98                   $167               $160                   $156
9/98                   $147               $145                   $138
1/99                   $247               $187                   $195
3/99                   $208               $210                   $213
6/99                   $433               $229                   $252
9/99                   $530               $235                   $267
1/00                   $708               $339                   $436

------------------------

(1) The stock price performance shown on the graph is not indicative of future price performance. Information used on the graph was obtained from sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

       COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States (Section 16 of the Securities Exchange Act of 1934, as amended), the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1999 fiscal year transactions and (ii) the written representations received from certain of such persons that no reports were required to be filed for them for the 1999 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and 10% beneficial owners for such fiscal year, except that Mr. Hagerty did not file a Form 4 for a stock sale in May 1999, which sale was subsequently reported on his Form 4 in June 1999.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company which are intended to be included in the proxy statement and proxy card for the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 7, 2000 in order to be considered for inclusion in such proxy materials. In addition, a stockholder who intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of such proposal to the Company's Secretary no later than February 22, 2001. Discretionary authority with respect to stockholder proposals submitted beyond February 22, 2001 is granted by the execution of the enclosed proxy. Further, the Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and other requirements of the proxy rules promulgated by the Securities and Exchange Commission. In order to avoid any dispute as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

    It is important that your shares are represented at the meeting, regardless of the number of shares that you own. We therefore urge you to execute and return the accompanying proxy card in the envelope which has been enclosed for your convenience.

                                          THE BOARD OF DIRECTORS

Milpitas, California
April 7, 2000

SKU # 1513-PS-00

                                      PROXY

                                  POLYCOM, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2000

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF POLYCOM, INC.

         PROXY - The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 1999 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 7, 2000, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on May 18, 2000 at 10:00 a.m., local time at Polycom, Inc.'s headquarters facilities and revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Polycom, Inc. held on record by the undersigned on March 24, 2000 at the Annual Meeting to be held on May 18, 2000, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of directors and proposals 2, 3, 4 and 5.

                                SEE REVERSE SIDE

Please mark votes as in this example [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, 5 AND 6.

         1. Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

         NOMINEES: Robert C. Hagerty, Michael R. Kourey, Betsy S. Atkins, John
                   Seely Brown, John A. Kelley, Stanley J. Meresman, and William
                   A. Owens

                           /  / FOR ALL NOMINEES

                           /  / WITHHELD FROM ALL NOMINEES

                           /  / ____________________________________
                                 For all nominees except as noted above

         2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 175,000,000.

                           /  / FOR         /  / AGAINST      /  / ABSTAIN

         3. To approve an amendment to the Company's 1996 Stock Incentive Plan changing the amount and characteristics of options granted to non-employee directors under the automatic option grant program, and to ratify and approve the material terms of the Company's 1996 Stock Incentive Plan.

                           /  / FOR         /  / AGAINST      /  / ABSTAIN

         4. To approve an amendment to the Company's 1996 Stock Incentive Plan increasing the number of shares reserved for issuance thereunder from 5,625,000 to 7,625,000 shares.

                           /  / FOR         /  / AGAINST      /  / ABSTAIN

         5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2000.

                           /  / FOR         /  / AGAINST      /  / ABSTAIN

         6. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.


/  /  Mark here for address change and note below

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature:_____________________             Date:________________________

Signature:_____________________             Date:________________________

                                   APPENDIX B

                        AMENDED AND RESTATED CERTIFICATE
                       OF INCORPORATION OF POLYCOM, INC.,
                             A DELAWARE CORPORATION

         Polycom, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

         FIRST: That the name of this corporation is Polycom, Inc., and that this corporation was originally incorporated on December 13, 1990 under the name Polycom Corporation.

         SECOND: That the Board of Directors of this corporation as of May 18, 2000 duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of the corporation (the "Certificate"), declaring said amendment and restatement to be advisable and in the best interests of the corporation and its stockholders and authorizing the appropriate officers of the corporation to solicit the consent of the stockholders therefor which resolution, setting the proposed amendment and restatement is as follows:
"RESOLVED, that the Restated Certificate of Incorporation of this corporation (the "Certificate") be amended and restated to read in its entirety as follows:

                                    ARTICLE I

         The name of this corporation is Polycom, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware, 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

         (1) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is One Hundred Eighty Million (180,000,000) shares. One Hundred Seventy-Five Million (175,000,000) shares shall be Common Stock, with a par value per share of $.0005, and Five Million (5,000,000) shares shall be Preferred Stock, with a par value share of $.001.

         (2) PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable on case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.

         (3)      Common Stock

                  (a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  (b)      Redemption. The Common Stock is not redeemable.

                  (c) Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

         Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the corporation.

                                   ARTICLE VI

         The number of directors of the corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE VII

         Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as the same may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE X

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIRD: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and
(b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned have executed this certificate on May 18, 2000.


                                                    POLYCOM, INC.

                                                    ----------------------------
                                                    Robert C. Hagerty, President

                                                    ----------------------------
                                                    Michael R. Kourey, Secretary

                                   APPENDIX C

                     POLYCOM, INC. 1996 STOCK INCENTIVE PLAN

                      (AS AMENDED THROUGH FEBRUARY 7, 2000)

The following constitute the provisions of the 1996 Stock Incentive Plan (herein called the "Plan") of Polycom, Inc. (herein called the "Corporation").

                                   ARTICLE ONE

                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

         This 1996 Stock Incentive Plan is intended to promote the interests of Polycom, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         A. The Plan shall be divided into three (3) separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                  (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                  (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

         B. The Discretionary Option Grant and Stock Issuance Programs became effective immediately upon the Plan Effective Date, and the Automatic Option Grant Program became effective upon the Underwriting Date.

         C. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.     ADMINISTRATION OF THE PLAN

         A. Prior to the Section 12(g) Registration Date, the Discretionary Option Grant and Stock Issuance Programs were administered by the Board. Beginning with the Section 12(g) Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

         B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are also Employees.

         C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

         E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

         F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                  1.       Employees,

                  2. non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                  3. consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

         C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

         D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members through one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary) or has otherwise received a prior stock option grant from the Corporation. A non-employee Board member who first joins the Board after the Underwriting Date shall not be eligible to receive an initial option grant under the Automatic Option Grant Program if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary). Non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have previously received a stock option grant from the Corporation shall, however, be eligible to receive one or more annual option grants under the Automatic Option Grant Program over their period of continued Board service.

V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed approximately 7,625,000 shares.

         B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 300,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

         C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

         D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I.       OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.       EXERCISE PRICE.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                           (i)      cash or check made payable to the
                           Corporation,

                           (ii)     shares of Common Stock held for the
                           requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

         C.       EFFECT OF TERMINATION OF SERVICE.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                           (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                           (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                           (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the option term, and/or

                           (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.      INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II

         A. ELIGIBILITY. Incentive Options may only be granted to Employees.

         B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

III.     CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

         C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed (or those repurchase rights are to be assigned) in the Corporate Transaction.

         D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

         F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

         G. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

         H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      CANCELLATION AND REGRANT OF OPTIONS

                  The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date. However, any repricing of stock options, effected either by reducing the exercise price of outstanding options or canceling outstanding options and granting replacement options with a lower exercise price, shall require the approval of the holders of a majority of the company's voting shares.

V.       STOCK APPRECIATION RIGHTS

         A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

         B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                  (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                  (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                  (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

         C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                  (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                  (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                  (iii) The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                  (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.


                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I.       STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

         A.       PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

                  2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                           (i)      cash or check made payable to the
                           Corporation, or

                           (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.       VESTING PROVISIONS.

                  1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                           (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                           (ii) the number of installments in which the shares are to vest,

                           (iii) the interval or intervals (if any) which are to lapse between installments, and

                           (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                  2. Any new, substituted or additional securities or other property including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                  4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

                  5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.      CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

         B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

         C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control.


III.     SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

I.       OPTION TERMS

         A. GRANT DATES. Option grants shall be made on the dates specified below:

                  1. On the date of each Annual Stockholders Meeting held after October 26, 1999, each non-employee member of the Board (an "Eligible Director"), whether or not that Eligible Director is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase an amount equal to 15,000 shares of Common Stock. There shall be no limit on the number of such option grants any one Eligible Director may receive over his or her period of Board service, and Eligible Directors who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation shall be eligible to receive such option grants over their period of continued Board service. Each individual serving as a non-employee Board member shall, upon the date such individual joins the Board of Directors, be automatically granted on such date a non-statutory option to purchase 15,000 shares (a "Primary Grant"), provided such individual (i) had not previously been in the employ of the Corporation (or any Parent or Subsidiary) and (ii) had not otherwise received a prior stock option grant from the Corporation.

                  2. Each Eligible Director on October 26, 1999 shall automatically be granted a Non-Statutory Option to purchase a number of shares of Common Stock equal to (x) 15,000 minus (y) the number of shares of Common Stock granted to such individual since the prior Annual Stockholders Meeting and including the grant at such meeting (the "Interim Option").

                  3. Each individual serving as a non-employee Board member on the Underwriting Date and each Eligible Director elected to the Board prior to January 26, 1999 was automatically granted, on such date, a Non-Statutory Option to purchase 20,000 shares of Common Stock (an "Initial Grant"), provided such individual (i) had not previously been in the employ of the Corporation (or any Parent or Subsidiary) and (ii) had not otherwise received a prior stock option grant from the Corporation, except that prior to the 1998 Annual Meeting such Initial Grant was for 16,000 shares instead of 20,000. On every Annual Shareholder Meeting after the Underwriting Date but on or prior to January 26, 1999, each Eligible Director was granted a Non-Statutory Option for 5,000 shares of Common Stock, provided such individual was an Eligible Director for at least six (6) months, except that prior to the 1998 Annual Meeting, such option was to purchase 4,000 shares, not 5,000. After January 26, 1999 and prior to October 26, 1999, Eligible Directors were granted a Non-Statutory Option to purchase 3,750 shares of Common Stock on the date of each Annual Shareholders Meeting and grants of Non-Statutory Options to purchase 3,750 shares of Common Stock on the next three (3) month anniversaries following each applicable Annual
Shareholders Meeting. The automatic annual grant of 15,000 shares of Common Stock is intended to replace these previous automatic quarterly grants.

         B.       EXERCISE PRICE.

                  1. The exercise price per share for any option grant under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C. OPTION TERM. Each option granted after October 26, 1999 shall have a term of five (5) years measured from the grant date. The Interim Option shall have a term of five (5) years from the date of the 1999 Annual Stockholders Meeting. Each option granted on or after January 26, 1999 and on or before October 26, 1999 shall have a term of two (2) years measured from the option grant date. Each option granted prior to January 26, 1999 shall have a term of ten (10) years from its date of grant.

         D. EXERCISE AND VESTING OF OPTIONS. Automatic option grants made on the date of each Annual Stockholders Meeting held after October 26, 1999 shall vest and become exercisable on the first anniversary of that Annual Stockholder's Meeting, provided the Optionee remains a Board member on such date. Each Primary Grant shall vest and become exercisable 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant, provided the Optionee remains a Board member on such dates. Each Interim Option shall vest and become exercisable on the first anniversary of the 1999 Annual Shareholders Meeting, provided the Optionee remains a Board member on such date. Each option granted on or after January 26, 1999 and on or before October 26, 1999 shall be fully vested and immediately exercisable on the option grant date for any or all of the option shares. Any shares purchased under an option granted prior to January 26, 1999 shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each Initial Grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four
(4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. With respect to annual share grants made prior to January 26, 1999, such options shall vest, and the Corporation's repurchase right shall lapse, in two (2) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

         E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                           (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option; provided, however, in no event shall the option be exercised later than the option term provided in such option.

                           (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                           (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                           (iv)     In no event shall the option remain
                           exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.      CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

         D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

         E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.     REMAINING TERMS

                  The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

I.       FINANCING

         A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

         B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II.      TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  (i) STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii) STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.     EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan became effective with respect to the Discretionary Option Grant and the Stock Issuance Programs immediately upon the Plan Effective Date. The Automatic Option Grant Program under the Plan became effective on the Underwriting Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. In addition, the initial option grants under the Automatic Option Grant Program were made on the Underwriting Date to each Eligible Director at that time.

         B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan.

                  However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

         D. The Plan shall terminate upon the earliest of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

IV.      AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

V.       USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.      REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.     NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

         The following definitions shall be in effect under the Plan:

         A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

         B.       BOARD shall mean the Corporation's Board of Directors.

         C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D.       CODE shall mean the Internal Revenue Code of 1986, as amended.

         E.       COMMON STOCK shall mean the Corporation's common stock.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         G. CORPORATION shall mean Polycom, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Polycom, Inc. which shall by appropriate action adopt the Plan.

         H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

         I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

         J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance

         K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

         L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

                  (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, taking into account such factors as it deems appropriate.

         M. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

         N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

         O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

         P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

         Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

         S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

         T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

         W. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

         X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

         Y. PLAN EFFECTIVE DATE shall mean March 5, 1996, the date on which the Plan was adopted by the Board.

         Z. PREDECESSOR PLAN shall mean the Corporation's existing 1991 Stock Option Plan.

         AA.      PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

         AB.      SECONDARY COMMITTEE shall mean a committee of at least one (1)
Board member appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

         AC.      SECTION 12(g) REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12(g) of the 1934 Act.

         AD.      SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         AE.      SERVICE shall mean the provision of services to the
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

         AF.      STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         AG.      STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         AH.      STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

         AI.      SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AJ.      TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

         AK.      TAXES shall mean the Federal, state and local income and
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

         AL.      10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

         AM.      UNDERWRITING AGREEMENT shall mean the agreement between the
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

         AN.      UNDERWRITING DATE shall mean April 29, 1996, the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.